CERTIFICATE OF TRUST
                                       OF
                          ENTERPRISE CAPITAL TRUST III

                  THIS CERTIFICATE OF TRUST of Enterprise Capital Trust III (the "Trust"), dated as of December 22, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

                           (i)      Name.  The name of the business trust being
formed hereby is Enterprise Capital Trust III.

                           (ii)     Delaware Trustee.  The name and business
address of the trustee of the Trust in the State of Delaware are First Union Bank of Delaware, One Rodney Square, 920 King Street, Wilmington, DE 19801; attn: Corporate Trust Department.

                           (iii)    Counterparts.  This Certificate of
Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

                           (iv)     Effective Date.  This Certificate of Trust
shall be effective as of its filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                             FIRST UNION NATIONAL BANK, as
                                             Trustee



                                              By: /s/ Frank Gallagher
                                                 -----------------------
                                              Name: Frank Gallagher
                                              Title: Vice President


                                             FIRST UNION BANK OF DELAWARE, as
                                             Trustee

                                              By: /s/ Frank Gallagher
                                                 -----------------------
                                              Name: Frank Gallagher
                                              Title: Vice President


                                             /s/ Fred F. Saunders
                                             ----------------------------
                                             Fred F. Saunders, as Trustee